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                                                                   EXHIBIT 5.1

                                    June 22, 2001

Primix Solutions Inc.
311 Arsenal Street
Watertown, Massachusetts 02472

         Re: REGISTRATION ON FORM S-8
             ------------------------

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Primix Solutions Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 233,188 shares ("Registered Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), which may be issued pursuant to the Extrio Corporation 2000 Equity Incentive Plan (the "Plan").

         In connection with rendering this opinion, we have examined copies of the Plan, the Registration Statement, and the Company's Certificate of Incorporation and By-laws, each as presently in effect, such records of the corporate proceedings of the Company as deemed to be material and such other certificates, receipts, records, and other documents as we have deemed necessary or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law and the Delaware Constitution.

         Based on the foregoing, we are of the opinion that the previously unissued Registered Shares which may be issued by the Company pursuant to the Plan have been duly authorized and, when purchased in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable under the Delaware General Corporation Law and the Delaware Constitution.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.


                                                Very truly yours,

                                                /s/ McDermott, Will & Emery

                                                MCDERMOTT, WILL & EMERY